                                                                     EXHIBIT 5.1

                 [GRAY CARY WARE & FREIDENRICH LLP LETTERHEAD]

September 18, 2000

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC 20549

    RE:  ZORAN CORPORATION
       REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

    This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 2,693,615 shares of Common Stock (the "Common Stock"), $.001 par value per share, of Zoran Corporation (the "Company").

    We have acted as counsel for the Company in connection with the issuance of the shares of Common Stock pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 23, 2000, by and among the Company, Nogatech, Inc., and Zoom Acquisition Corporation. We have examined signed copies of the Registration Statement and all exhibits thereto (including, but not limited to, the Merger Agreement), all as filed with the Commission. We also have examined and relied upon the original or copies of minutes of meetings of the stockholders and Board of Directors of the Company, a certificate of the transfer agent for the Common Stock, the Restated Certificate of Incorporation and the Amended Bylaws of the Company and such other documents as we have deemed material to the opinion set forth below.

    Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued pursuant to the Merger Agreement are duly authorized by the Company and, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement, as originally filed or as amended or supplemented.

    This opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.

                                          Very truly yours,

                                          /s/ GRAY CARY WARE & FREIDENRICH LLP

                                          GRAY CARY WARE & FREIDENRICH LLP